EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

JOINT FILING AGREEMENT (this “Agreement”), dated as of August 6, 2014, among Sigma Capital Advisors, LLC, a Delaware limited liability company, Sigma Capital Partners, LLC, a Delaware limited liability company, and Thom Waye (collectively, the “Joint Filers”).

WHEREAS, as of the date hereof, each of the Joint Filers is filing a Schedule 13G under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to securities of Onstream Media Corporation (the “Schedule 13G”);

WHEREAS, each of the Joint Filers is individually eligible to file the Schedule 13G;

WHEREAS, each of the Joint Filers wishes to file the Schedule 13G and any amendments thereto jointly and on behalf of each of the Joint Filers, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1.         The Joint Filers hereby agree that the Schedule 13G is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1) under the Exchange Act.

2.         Each of the Joint Filers hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(ii) under the Exchange Act, he or it is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such Joint Filer contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless he or it knows or has reason to know that such information is inaccurate.

3.         Each of the Joint Filers hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13G, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

SIGMA CAPITAL ADVISORS, LLC

/s/ Thom Waye
(Signature)

Thom Waye, Manager
(Name and Title)

SIGMA CAPITAL PARTNERS, LLC

/s/ Thom Waye
(Signature)

Thom Waye, Sole Member
(Name and Title)

/s/ Thom Waye
(Signature)

Thom Waye
(Name and Title)